UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 3, 2022

INDAPTUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40652	86-3158720
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Columbus Circle 15th Floor
New York	10019
(Address of principal executive offices)	(Zip Code)

(347) 480 - 9760
(Registrant’s telephone number, including area code) (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	INDP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2022, Indaptus Therapeutics, Inc. (the “Company”), announced that Boyan Litchev, M.D., has been appointed to serve as the Company’s Chief Medical Officer, effective as of January 31, 2022 (the “Effective Date”).

Dr. Litchev brings more than two decades of global experience in the pharmaceutical and biotechnology industry, mainly in the clinical development of in vivo gene therapy, CAR-T and NK cells, oligonucleotides (mRNA), peptides, small molecules, and therapies for various diseases and indications. Before joining the Company, Dr. Litchev held positions of increasing responsibility at several companies, including during 2021 at Shoreline Biosciences, Inc., where he served as a Senior Vice President, Head of Clinical Development Oncology, leading all clinical and pipeline activities related to iPSC derived NK and Macrophages cell therapy. Before that, between 2020 and 2021, he served as Head of Clinical Development Oncology, Medical Affairs and Safety at Poseida Therapeutics, Inc., where he led the company’s CAR-T programs in solid tumors. Before that, between 2019 and 2020, Dr. Litchev served as an Executive Medical Director, Head of Clinical Development Oncology at Halozyme Therapeutics, Inc., leading the clinical development of four oncology programs in various stages of development. In addition, between 2017 and 2019, Dr. Litchev served as Executive Medical Director at Akcea Therapeutics, Inc., where he led all clinical and safety activities for various programs for rare and broad cardiometabolic indications and diverse pipeline with Antisense Oligonucleotides. Prior to that, Dr. Litchev held executive positions at Baxalta/Baxter/Shire (now Takeda Pharmaceutical Company Limited), and Ferring Pharmaceuticals. Earlier, Dr. Litchev was a Clinical Team Leader, Oncology at Quintiles International (now IQVIA Inc.). Prior to that he practiced as a physician and clinical researcher. Dr. Litchev earned a Medical Doctor degree from the University of Plovdiv.

In connection with his appointment as Chief Medical Officer, Dr. Litchev and the Company entered into an employment agreement (the “Employment Agreement”). The Employment Agreement provides for an annual base salary of $425,000, subject to review for an upward adjustment on at least an annual basis. Dr. Litchev is eligible to participate in an annual executive bonus plan, pursuant to which he may earn an annual target bonus of up to 40% of his base salary, based on the achievement of certain individual and company-wide objectives, which shall be established by the Company’s board of directors (the “Board”) on an annual basis. In connection with his appointment, subject to the approval of the Board, Dr. Litchev will also be entitled to an option to purchase 90,000 shares of the Company’s common stock, with one third of such shares vesting on the first anniversary of the Effective Date and the remaining shares vesting in equal monthly installments over the next two years. The Company also awarded Dr. Litchev a one-time signing bonus of $75,000, provided that, in the event Dr. Litchev terminates the Employment Agreement without good reason or for cause at any time prior to the one-year anniversary of his start date, Dr. Litchev must repay the signing bonus.

Dr. Litchev’s employment under the Employment Agreement is on an at-will basis and both the Company and Dr. Litchev has the right to terminate the agreement and his employment at any time, subject to certain notice requirements described therein. The Employment Agreement may terminate upon the earliest to occur of (i) termination by the Company without cause, subject to 30 days’ written notice, (ii) immediate termination by the Company for cause (in some cases subject to a reasonable cure period, if susceptible to cure), (iii) termination by Dr. Litchev for good reason (subject to Dr. Litchev providing written notice within 90 days after he becomes aware of the event or circumstance which he believes constitutes good reason, the Company’s failure to cure within 30 days after such notice, and Dr. Litchev’s resignation within 30 days of the expiration of such cure period), (iv) termination by Dr. Litchev without good reason, subject to 30 days’ written notice, (v) Dr. Litchev’s death, or (vi) termination by reason of Dr. Litchev’s disability.

In the event that Dr. Litchev’s employment terminates by reason of his death or disability, and Dr. Litchev is entitled to receive a bonus for the year of termination based on the achievement of pre-determined performance goals (and ignoring any continuation of employment requirements), Dr. Litchev (or his representatives) shall be entitled to receive such bonus on the same basis as the other participants in the bonus plan, except that the bonus amount shall be prorated based on the percentage of days Dr. Litchev was employed relative to the total number of days in the bonus earning period.

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Upon termination of Dr. Litchev’s employment by the Company without cause or Dr. Litchev’s resignation for good reason, Dr. Litchev will be entitled to a severance benefit equal to (i) twelve months of his base salary as in effect prior to the termination date, payable in bi-monthly installments and (ii) an amount equal to Dr. Litchev’s cost of continued health insurance coverage for six months. In addition, if Dr. Litchev is entitled to receive a bonus for the year of termination based on the achievement of pre-determined performance goals (and ignoring any continuation of employment requirements), Dr. Litchev (or his representatives) shall be entitled to receive such bonus on the same basis as the other participants in the bonus plan, except that the bonus amount shall be prorated based on the percentage of days Dr. Litchev was employed relative to the total number of days in the bonus earning period.

If Dr. Litchev’s employment is terminated by the Company without cause or by Dr. Litchev for good reason during the one year period immediately following a change in control or six months before a change in control, then Dr. Litchev will be entitled to receive, (i) twelve months of his base salary as in effect prior to the termination date plus his annual target bonus, payable in bi-monthly installments, (ii) an amount equal to Dr. Litchev’s cost of continued health insurance coverage for twelve months, (iii) the current year bonus at the target level at a prorated basis, which shall be paid within 30 days of termination, and (iv) full accelerated vesting of all of outstanding equity incentive awards upon the later of the change in control or Dr. Litchev’s termination of employment.

The Employment Agreement also includes provisions regarding confidentiality, the assignment of intellectual property to the Company, participation in the Company’s medical and similar insurance plans and reimbursement of expenses.

The foregoing summary of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and is incorporated herein by reference.

There are no arrangements or understandings between Dr. Litchev and any other person pursuant to which he was selected as an officer, and there are no family relationships between Dr. Litchev and any of the Company’s directors or executive officers. Dr. Litchev has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosures

On January 3, 2022, the Company issued a press release announcing the appointment of Dr. Litchev as the Company’s Chief Medical Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated January 3, 2022

104	Cover Page Interactive Data File (formatted as inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2022

INDAPTUS THERAPEUTICS, INC.

By:	/s/ Nir Sassi
Nir Sassi
Chief Financial Officer

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